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Exhibit 21

SUBSIDIARIES OF PRECISION CASTPARTS CORP.

Name of Subsidiary	Approximate Percentage of Voting Securities Owned	State or Jurisdiction of Incorporation or Organization

PCC Structurals, Inc.	100%	Oregon
Precision Castparts Corp. France, S.a.r.l.	100%	France
PCC Airfoils, LLC	100%	Ohio
AETC Limited	100%	United Kingdom
PCC Flow Technologies Holdings, Inc.	100%	Delaware
CW Valves Services Co.	100%	Texas
AOP Industries, Inc.	100%	Oklahoma
PCC Flow Technologies (Wuxi) Co., Ltd.	100%	China
PCC Flow Technologies LP	100%	Delaware
PCC Valves & Controls, Inc (formerly TBV)	100%	Delaware
Environment-One Corporation	100%	New York
PCC Flow Technologies (Switzerland) AG	100%	Switzerland
Technova GmbH	100%	Germany
PCC Ball Valves S.r.l.	100%	Italy
Otto Vogeli Industriearmaturen GmbH	100%	Germany
PCC Flow Technologies Limited	100%	United Kingdom
PCC Specialty Products, Inc.	100%	Delaware
J&L Fiber Services, Inc.	100%	Wisconsin
Advanced Forming Technology, Inc.	100%	Colorado
Wyman-Gordon Company	100%	Massachusetts
Wyman-Gordon de Mexico S. de R.L. de C.V.	100%	Mexico
Precision Founders, Inc.	100%	California
Precision Castparts CZ s.r.o.	100%	Czech Republic
Wyman Gordon (Cleveland), Inc.	100%	Ohio
Cypress Extrusion Press Corporation	100%	Delaware
Wyman-Gordon Limited	100%	United Kingdom
Wyman-Gordon Forgings LP	100%	Delaware
Wyman-Gordon s.r.o.	100%	Czech Republic
Western Australian Specialty Alloys, Pty. Ltd.	100%	Australia
Wyman-Gordon Investment Castings, Inc.	100%	Delaware
STW Composites, Inc.	100%	Delaware
Wyman-Gordon Washington Street, LLC	100%	Delaware
Precision Receivables Corp.	100%	Oregon
PCC Luxembourg Holdings LLC	100%	Delaware
PCC Luxembourge Holdings SCS	100%	Luxembourg
PCC Wouter Witzel Ltd.	100%	United Kingdom
PCC Wouter Witzel Holding B.V.	100%	Netherlands
PCC Euro Automation Centre B.V.	100%	Netherlands
PCC Airfoils S.A. de C.V.	100%	Mexico
PCC Sterom S.A.	97.8%	Romania
PCC Flow Technologies Australia Pty Ltd.	100%	Australia
PCC Composites, inc.	100%	Colorado
AFT Europa–Advanced Forming Technologies Ltd.	100%	Hungary
FRISA Wyman-Gordon, S.A. de C.V.	100%	Mexico
SPS Technologies, LLC	100%	Pennsylvania
M. Argueso & Company, LLC	100%	Delaware
The Arnold Engineering Co.	100%	Illinois
Arnold Investments, Ltd	100%	Delaware
Arnold Magnetics Limited	100%	Hong Kong
Arnold Magnetics Asia Ltd	100%	Hong Kong
Arnold Magnetics (Shenzhen) Limited	100%	China
NAM Acquisition Corp I & II	100%	Delaware
National Arnold Magnetics	100%	California
Jade Magnetics Limited	100%	British Virgin Isles
Flexmag Industries, Inc	100%	Ohio
Greer Stop Nut, Inc.	100%	Tennessee
Magnetics Technologies Corporation	100%	Delaware
Magnetics Technology Europe Limited	100%	United Kingdom
SPS Technologies Foreign Sales Corp.	100%	Barbados
Unbrako LLC	100%	Delaware
Unbrako Mexicana SRL de C.V.	100%	Mexico
SPS International Investment Co	100%	Delaware
Unbrako, Inc.	100%	Delaware

Greenville Metals, Inc.	100%	Pennsylvania
Metalac Fasteners, Inc.	100%	Illinois
SPS Technologies Waterford Company	100%	Michigan
Magnetstuff.com, Inc.	100%	Illinois
Howell Penncraft, Inc.	100%	Delaware
Cannon-Muskegon Corporation	100%	Michigan
Non-Ferrous Bolt & Manufacturing Co	100%	Nevada
Avibank Mfg., Inc	100%	Delaware
NSS Technologies, Inc.	100%	Michigan
Standco Canada, Ltd	100%	Canada
SPS/Unbrako K.K.	100%	Japan
Metalac SPS Industria e Comercio, Ltda	100%	Brazil
Metalac S/A Industria e Comercio	100%	Brazil
Mecair Aerospace Industries, Inc.	100%	Canada
Unbrako Schrauben, GmbH	100%	Germany
SPS Asia Ltd.	100%	Hong Kong
SPS International, S.a.R.L.	100%	Luxembourg
S.P.S. International Limited	100%	Ireland
SPS Hi-Tek, Ltd	100%	Ireland
S.M.T., Ltd	100%	Ireland
Mohawk Ueopa, Ltd	100%	Ireland
Mohawk Cutting Tools Sales, Ltd	100%	United Kingdom
Melcut Tools, Ltd	100%	Ireland
Melcut Tools, Inc.	100%	South Carolina
SPS Technologies France, S.a.R.L.	100%	France
SPS Aerostructures France SAS	100%	France
Hi-Life Tools France, E.U.R.L.	100%	France
Hi-Life ULMA, Srl	100%	Italy
Unrako Products (Singapore), Ltd.	100%	Singapore
SPS Technologies Trading Pte., Ltd	100%	Singapore
Unrako Pty., Ltd.	100%	Australia
SPS Malta Limited	100%	Malta
SPS Pacific Limited	100%	Malta
SPS Technologies Limited	100%	United Kingdom
Hi-Life Tools (UK) Limited	100%	United Kingdom
Swift Levick Magnets Limited	100%	United Kingdom
SPS Tech Training Limited	100%	United Kingdom
T.J. Brooks, Ltd.	100%	United Kingdom
SPS Chevron Limited	100%	United Kingdom
SPS Biao Wu High Tensile Fasteners Company, Ltd.	85%	China
FRISA Wyman-Gordon LLC	51%	Delaware
Oregon Plasma	50%	Oregon
Kadimi Tool Mfg. Co. PVT LTD	50%	India
Wyman-Gordon EG S. de R.L. de C.V.	50.1%	Mexico

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  Exhibit 21